Exhibit 10.22

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is entered into as of the 31st day of December, 2012, by and between (i) POWERVERDE INC., a Delaware corporation with its principal office located at 420 S. Dixie Highway, Suite 4B, Coral Gables, Florida 33146 (the “Debtor”) and (ii) the investors listed on the signature page of this Agreement (the “Investors”) acting through Edward C. Gomez as their agent for purposes of this Agreement (the “Agent”), having an address of 6527 Seward Park Avenue S., Seattle, Washington 98118 (“Secured Party”).

The parties hereto agree as follows:

1.          Security Interest. Debtor hereby grants to the Secured Party a first priority security interest in the Collateral (as defined in Section 2 below) to secure the full and prompt payment of all obligations of the Debtor to the Secured Party (the “Debt”) due under the Series A Secured Promissory Notes of even date in the aggregate principal amount of $500,000 issued by Debtor to Secured Party (the “Notes”).

2.          Collateral.

  (a)           The “Collateral,” as used in this Security Agreement, consists of the following:

(i)	all of Debtor’s accounts receivable now or hereafter existing pursuant to the License Agreement dated as of August 29, 2000, between Debtor and VDF FutureCeuticals Inc. (the “Licensee”) as amended through the date hereof, a copy of which is attached as Exhibit “A” (the License Agreement”);

(ii)	All proceeds and products of the Collateral; provided, however, that for so long as no Event of Default exists hereunder or under the Notes, such proceeds and products may be collected and utilized by Debtor in the ordinary course of business.

  (b)           The parties agree and acknowledge that the amount and value of the Collateral may change from time to time due to accrual and payment of the subject receivables.

3.          Debtor’s Representations and Warranties. Debtor represents and warrants that:

  (a)           The location where Debtor keeps all of its records concerning the Collateral is at 420 S. Dixie Highway, Suite 4B, Coral Gables, Florida 33146; and

  (b)           Debtor owns the Collateral free and clear of any liens or encumbrances other than those permitted by this Security Agreement.

4.          Affirmative Covenants. Debtor covenants that it will:

  (a)           Defend the Collateral against the claims and demands of all persons (other than the Secured Party) at any time asserting any right or interest therein;

  (b)           Pay all costs and expenses incurred by the Secured Party in connection with the Secured Party’s exercise of its rights and remedies hereunder, including but not limited to reasonable attorneys’ fees and expenses at all levels, including before the filing of suit;

  (c)           Execute and file any financing statement or other document required to perfect the Secured Party’s security interest created hereunder and pay all costs necessary to protect such security interest against the rights or interests of third parties. Debtor authorizes the Secured Party to file, in jurisdictions where this authorization will be given effect, a financing statement describing the Collateral in the same manner as it is described herein, and agrees that it will, at the request of the Secured Party, execute one or more financing statements and such other documents (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by the Secured Party) and do such other acts and things, all as the Secured Party may request to establish and maintain a valid perfected security interest in the Collateral to secure payment of the Debt. The Secured Party is hereby appointed Debtor’s irrevocable attorney-in-fact, coupled with an interest, to do all acts and things which the Secured Party may deem necessary to perfect and continue perfecting the security interest created hereby and to protect the Collateral;

  (d)           Promptly pay all taxes, if any, as they become due on the Collateral; and

  (e)           (1) keep current, complete, and accurate books and records pertaining to the Collateral, (2) permit representatives of the Secured Party at any time upon reasonable advance notice to inspect and make abstracts from Debtor’s books and records pertaining to the Collateral, and (3) furnish to the Secured Party such information and reports regarding the Collateral and Debtor’s financial condition as the Secured Party may from time to time reasonably require.

5.          Negative Covenants. Debtor covenants that it will not:

  (a)           Permit any liens or encumbrances (other than those permitted by this Security Agreement) to attach to any of the Collateral;

  (b)           Permit any of the Collateral to be levied upon under legal process or be subject to any unpaid charge, including taxes;

  (c)           Sell, transfer, lease, or otherwise dispose of any of the Collateral or any interest therein, or offer to do so, except as specifically permitted in this Security Agreement;

  (d)           Permit any amendment to the License Agreement which is adverse to the interests of Secured Party;

  (e)           Permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Security Agreement; or

  (f)           Use the Collateral, or permit the same to be used, in violation of any law, regulation, statute, or ordinance.

6.          Default. Debtor shall be in default under this Security Agreement upon the happening of any of the following events, circumstances, or conditions:

  (a)           Failure by Debtor to pay any amount owed under the Notes, including accrued interest thereon, when and as due.

  (b)           Any material default by either party under the License Agreement.

  (c)           Termination of the License Agreement;

  (d)           Any material representation or warranty made or given, or to be made or given, by Debtor in this Security Agreement or in any certificate, agreement, instrument, or statement contemplated by or made or delivered in connection with this Security Agreement, shall have been incorrect, false or misleading in any material respect when made.

  (e)           Subjection of the Collateral, or any part thereof, to attachment, levy of execution, or other judicial process.

7.          Secured Party’s Rights upon Default. Upon the occurrence of any default described in Section 6(a) above, or upon any default as set forth in Section 6(b)-(e) above that has not been cured within 15 days after written notice to Debtor (each an “Event of Default“):

  (a)           All of the obligations and liabilities of the Debtor to the Secured Party evidenced herein or secured hereby shall, at the Secured Party’s option, immediately become due and payable without notice to Debtor notwithstanding any extension or deferral of any of the obligations or liabilities granted by the Secured Party prior to such Event of Default, and notwithstanding any terms or provisions in the Notes or any other instrument or document evidencing any portion of the obligation or liabilities executed prior to such Event of Default.

  (b)           The Secured Party, at its option, may:

(i)	Enter upon Debtor’s premises peaceably by the Secured Party’s own means or with legal process and take possession of the Collateral, and Debtor agrees not to resist or interfere with such action.

(ii)	Discharge any taxes, liens, or other encumbrances at any time levied or placed on the Collateral. (Debtor agrees to reimburse the Secured Party on demand for any payment made or any expense incurred by the Secured Party pursuant to the foregoing authorization, together with interest on such sums advanced from the date of such advance to the date of repayment at the highest lawful rate of interest.)

(iii)	If, in the reasonable opinion of the Secured Party, a receivership may be necessary to protect the Collateral, the Secured Party shall have the right to appointment on ex parte application, and without notice to anyone, by any court having jurisdiction, of a receiver to take charge of the Collateral.

(iv)	Perform any of the provisions of this Security Agreement on Debtor’s part to be performed which Debtor fails to perform, and any monies expended in so doing shall be chargeable to Debtor with interest at the highest rate permitted by law and added to Debtor’s obligations to the Secured Party.

  (c)           In conjunction with and in addition to all of the rights, powers, remedies, and privileges herein provided to the Secured Party upon default by Debtor, the Secured Party shall have all the rights, powers, remedies, and privileges accorded to (1) a secured creditor by the Uniform Commercial Code in effect in the State of Florida and as may be hereafter amended or (2) a creditor under any other applicable law.

  (d)           The Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.

  (e)           In the event that written notice is necessary under this Security Agreement or under applicable law, written notice to the Debtor, at the address set forth herein or otherwise designated in writing, 10 business days prior to the date of public sale of any of the Collateral, or prior to the date after which private sale or any other disposition of said Collateral will be made shall constitute reasonable notice. In the event of any sale or other disposition of any Collateral, the Secured Party may, at its option, apply the proceeds of such sale or disposition to the satisfaction of reasonable attorneys’ fees, legal expenses, and any and all other costs and expenses incurred in connection with the taking, re-taking, holding, preparing for sale, and selling of the Collateral before applying same to any other indebtedness. Without precluding any other method of sale, the sale of Collateral shall be deemed to have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property; but, in any event, the Secured Party may sell on such terms as it may choose, without assuming any risk by relying upon the credit of any prospective buyer, and without any obligation to advertise or give notice of any kind other than such notice as may be expressly required by this Security Agreement or under applicable law. The Secured Party may sell all of the Collateral, or any part or unit thereof, at one or more sales.

  (f)           Debtor will deliver to the Secured Party or deposit with the Secured Party, at the Secured Party’s option, in the form received (properly endorsed for collection, wherever required), all proceeds of Collateral received by Debtor, immediately upon receipt by Debtor, and prior to such delivery or deposit will not commingle such proceeds with any other funds or property of Debtor and will hold such proceeds as an express trust for the Secured Party until such delivery or deposit.

  (g)           Secured Party may instruct the Licensee to make all payments relating to the Collateral directly to the order of Secured Party and to change the mailing address at which mail addressed to Debtor would otherwise be received and authorizes the Secured Party or their representatives to open such mail received at the changed address, and Debtor shall co-sign each instruction.

  (h)           The Secured Party shall not be obligated to assert or enforce any rights, powers, remedies, privileges, or security interests hereunder or to take any action in reference thereto and the Secured Party may, in its discretion and at any time, relinquish their rights as to particular Collateral hereunder without thereby affecting or invalidating the rights of the Secured Party as to any other Collateral.

  (i)           No waiver of or acquiescence in any default shall operate as a waiver of, or acquiescence in, any other default then existing or thereafter occurring, whether or not such other default be of the same type as that waived or acquiesced in. No delay or omission on the part of the Secured Party in exercising any right, power, remedy, or privilege, hereunder or otherwise, shall operate as a waiver thereof, and no single or partial exercise by the Secured Party of any right, power, remedy, or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power, remedy, or privilege.

  (j)           All of the rights, powers, remedies, and privileges of the Secured Party in the Event of Default by Debtor, as provided under this Security Agreement and under applicable law, including, but not limited to, the Uniform Commercial Code of Florida, shall be cumulative and in addition one to the other, and in addition to those rights, powers, remedies, and privileges afforded the Secured Party under the provisions of the Notes or any other document contemplated by or delivered in connection with this Security Agreement or in connection with any other agreement by and between Debtor and Secured Party.

8.          Governing Law. This Security Agreement has been delivered and is to be performed in the State of Florida and shall be construed and interpreted to the extent permissible in accordance with the laws of the State of Florida, without regard to conflict of law principles thereof that would result in the application of the laws of any other jurisdiction. Whenever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

9.          Agent. The Investors shall act at all times through Edward C. Gomez (“Gomez”) the Agent, or through any successor Agent, pursuant to the Agent Agreement of even date among the Investors and Gomez attached hereto as Exhibit “B”, which is incorporated herein by reference. All notices to Secured Party hereunder shall be delivered to the Agent, and he shall promptly deliver copies to the Investors. The Agent shall act in accordance with the written instructions as in effect from time to time of Investors owning 66-2/3% or more of the aggregate principal amount of the Notes outstanding (the “Required Investors”). The Investors agree that all net funds recovered by the Agent pursuant to the enforcement of the Secured Party’s rights hereunder shall be distributed to the Investors pro rata in accordance with the principal amounts of their respective Notes.

10.          Miscellaneous. “Debtor” and “Secured Party,” as used in this Security Agreement, respectively include the heirs, legal representatives, successors and assigns of those parties. The singular pronoun, when used herein, shall include the plural and the neuter shall include masculine and feminine. If this Security Agreement is not dated when executed by the Debtor, the Secured Party is authorized, without notice to the Debtor, to date this Security Agreement. This Security Agreement shall become effective as of the date of the first of the Notes to be issued. This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

11.          Litigation. In the event of litigation arising hereunder, the prevailing party shall be entitled to recover from the nonprevailing party its or their reasonable attorneys’ fees and expenses in connection therewith at all levels, including before the filing of suit. Debtor and Secured Party hereby knowingly, voluntarily, and intentionally waive any right any of them may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with this Security Agreement or any related course of conduct, course of dealing, statements (whether verbal or written), or actions of any of them. This jury trial waiver provision is a material inducement for the secured party to enter into this Security Agreement and the LC Agreement.

12.          Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one agreement.

This Security Agreement has been duly executed by the parties as of the date and year first above written.

DEBTOR:

POWERVERDE INC.

By:	/s/ Richard H. Davis
Richard H. Davis, CEO

AGENT:

/s/ Edward C. Gomez
Edward C. Gomez

INVESTORS:

Name:

Name:

Name:

Name:

Name: